                        UNITED STATES BANKRUPTCY COURT
                        _______ DISTRICT OF __________


                                   )
In re                              )  CASE NO.  [              ]
                                   )  Chapter 11
MERISEL, INC.,                     )
200 Continental Blvd.              )
El Segundo, California 90245       )
                                   )  BENEFICIAL OWNER BALLOT FOR PLAN OF
Employer ID No. 95-4172359         )    REORGANIZATION OF MERISEL, INC.
                                   ) (OLD COMMON STOCK INTERESTS -- CLASS 6)
                    Debtor.        )
___________________________________)


 THIS BALLOT IS FOR BENEFICIAL OWNERS OF THE OLD COMMON STOCK OF MERISEL, INC.

          The Plan of Reorganization of Merisel, Inc., dated _________, 1997 (the "Plan"), can be confirmed by the Bankruptcy Court and thereby made binding on you if it is accepted by the holders of at least two-thirds of the number of shares of Class 6 Old Common Stock ("Common Stock") voting on the Plan. In the event the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan if it finds that the Plan accords fair and equitable treatment to the class or classes rejecting it and otherwise satisfies the requirements of 11 U.S.C. (S) 1129(b).

          PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY.

        THE VOTING DEADLINE IS 5:00 P.M., EASTERN TIME, ______ __, 1997

    IF YOU HOLD IN STREET NAME (see Instructions), PLEASE ALLOW SUFFICIENT
                  ADDITIONAL TIME FOR PROCESSING OF YOUR VOTE
                     BY YOUR BANK OR BROKER, OR ITS AGENT.

TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE AND RETURN THIS BALLOT SO THAT IT IS
-------------------------------------------------------------------------------
  RECEIVED NOT LATER THAN THE VOTING DEADLINE BY U.S. STOCK TRANSFER CORP. AT
  ---------------------------------------------------------------------------
 THE FOLLOWING ADDRESS:  1745 GARDENA AVENUE, SUITE 200, GLENDALE, CALIFORNIA
 ----------------------------------------------------------------------------
                                     91204
                                     -----


              YOU SHOULD NOT SUBMIT COMMON STOCK WITH THIS BALLOT
                         ---

                     BALLOT FOR OLD COMMON STOCK (CLASS 6)

                      PLEASE MAKE SURE YOU HAVE PROVIDED
                   ALL INFORMATION REQUESTED BY THIS BALLOT

ITEM 1.  AGGREGATE NUMBER OF SHARES OF COMMON STOCK

     I certify that as of ___________, 1997, I am the beneficial owner (or authorized signatory for a ________ shares beneficial owner) of the
     following number shares of Common Stock:     ___________ shares




ITEM 2.  CLASS 6 COMMON STOCK INTEREST VOTE ON PLAN. (PLEASE CHECK ONLY ONE
         BOX).

I:        [_] ACCEPT (vote FOR) the Plan.
              ------

          [_] REJECT (vote AGAINST) the Plan.
              ------

ITEM 3.  I certify that I am either:

   (a) the beneficial owner and record owner of the Common Stock to which this Ballot pertains; or

   (b) the beneficial owner of the Common Stock to which this Ballot pertains and authorize and instruct the record owner of, or other nominee with respect to, the Common Stock to which this Ballot pertains, to (i) execute a Master Ballot reflecting this Ballot and (ii) deliver the Master Ballot to the Voting Agent.

Name of Beneficial Holder of Common Stock:
                                            ------------------------------------

                                       By:
                                            ------------------------------------
                                                (Signature of Stockholder or
                                                     Authorized Agent)

Printed Name:                                   Title:
             ----------------------------------       --------------------------

Address:
        ------------------------------------------------------------------------

Telephone: (      )
          -------------------------------------

Social Security or Federal Tax I.D. No.
                                       -----------------------------------------

Dated:
       ----------------------------------------

                    INSTRUCTIONS FOR COMPLETING THE BALLOT

          Merisel, Inc. is soliciting your vote on its Plan of Reorganization, dated ___________, 1997 (the "Plan"), referred to in the Disclosure Statement, dated ___________, 1997. Please review the Plan and Disclosure Statement before you vote. The capitalized terms used in the Ballot and these Instructions and not defined in the Instructions have the meaning ascribed to them in the Plan.

          This Ballot is being sent to beneficial owners of Common Stock, whether they hold in the name of a broker, bank or other nominee or intermediary as the record owner (in "street name") or in their own names as the record owner. You may receive multiple mailings containing Ballots, especially if you own Common Stock in more than one record name.

          If you receive more than one Ballot and you own in more than one record name, then you should vote each Ballot that you receive for the Common Stock only for the shares covered by that Ballot, and you must complete and attach the "Certificate Of Multiple Ownership," which is enclosed with this Ballot or provide the same information on your own form.

          TO COMPLETE THE BALLOT PROPERLY, TAKE THE FOLLOWING STEPS:

          You must provide all of the information required by this Ballot. Failure to do so may result in the disqualification of your vote.

          ITEM 1:  NUMBER OF SHARES.  Make sure that the information required by
Item 1 has been inserted; if you do not know the number of shares of Common Stock that you own, please contact U.S. Stock Transfer Corp., as Voting Agent, at (818) 502-1404, or your broker or your nominee.

          ITEM 2: VOTE. Cast your vote either to accept or reject the Plan by checking the proper box in Item 2 for the Common Stock held by you.

          Beneficial owners may not split their vote on the Plan with respect to their Common Stock. Thus, if you are submitting a vote with respect to any Common Stock that you beneficially own, you must vote all of your Common Stock in the same way (i.e., all "accept" or all "reject"). See "Multiple Mailings,"
                 ----
above.

          ITEM 3:  CERTIFICATION.  Please read Item 3 before signing.

          SIGNATURE. Sign and date your Ballot. Provide your name and mailing address only (i) if different from the printed address that appears on the
        ----
Ballot, or (ii) if no preprinted address appears on the Ballot.

          If you are completing this Ballot on behalf of another entity, indicate your relationship with that entity and the capacity in which you are signing.

          An authorized signatory of an eligible beneficial owner may execute this Ballot, but must provide the name and address of the beneficial owner on this Ballot and may be required to submit evidence to the Bankruptcy Court showing the signatory's authorization to vote on behalf of the beneficial owner. Authorized signatories voting on behalf of more than one beneficial owner must
                                                                          ----
complete a separate Ballot for each beneficial owner and the Certificate Regarding Multple Ownership.

                       PLEASE MAIL YOUR BALLOT PROMPTLY!

          MAILING INSTRUCTIONS. The Ballot should be returned by mail in the pre-addressed envelope provided with the Ballot so that it will be received by
                                                                   --------
the Voting Agent at the address below on the VOTING DEADLINE, WHICH IS __________, 1997.

          If you are the record owner of the Common Stock, you should return the Ballot to the Voting Agent: U.S. STOCK TRANSFER CORP., 1745 GARDENA AVENUE, SUITE 200, GLENDALE, CALIFORNIA 91204.

          If you own the Common Stock in street name (see above), you should return the Ballot to the broker, bank, or other nominee that sent you the ballot.

                  DO NOT FAX YOUR BALLOT TO THE VOTING AGENT.
                      FAXED BALLOTS WILL NOT BE COUNTED.

 THE BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE
               ---                                 ---
            OTHER THAN TO CAST VOTES TO ACCEPT OR REJECT THE PLAN.

          Holders should not surrender, at this time, certificates representing
                         ---
their securities. Merisel will not accept delivery of any certificates surrendered with this Ballot. Surrender of securities for exchange may only be made and will only be accepted pursuant to a letter of transmittal which will be furnished to you following confirmation of the Plan by the Bankruptcy Court.

          QUESTIONS. IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES or if you believe that you have received the wrong Ballot, please contact U.S. Stock Transfer Corp., 1745 Gardena Avenue, Suite 200, Glendale, California 91204, as Voting Agent, at (818) 502-1404), or your broker, bank or other nominee immediately.

                       CERTIFICATE OF MULTIPLE OWNERSHIP
                       ---------------------------------

          I certify that the information specified in the following table covers all other Common Stock for which I have submitted additional ballots (please use additional sheets of paper if necessary):

                      Name of Registered Number of Shares
Account Number        Holder of Nominee  of Common Stock
--------------------  -----------------  ---------------

1.________________    ________________   ______________

2.________________    ________________   ______________

3.________________    ________________   ______________


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